                                                                   EXHIBIT 10.03

                              COMPROMISE AGREEMENT

DATE: 2nd June 2000

PARTIES:

(1) John Lilley of Heath House, Lynn Road, Hillington, Kings Lynn, Norfolk ("the Executive"); and

(2) Ocular Sciences UK Limited of Went Close, Chandlers Fore, Eastleigh, Hants S053 4ND ("the Company").

1.     In this Agreement, the following definitions apply:

"Group Company":     any Company which is at the date of this Agreement a
                     subsidiary or a holding company of the Company or any other subsidiary of any such company as such terms are defined in section 736 of the Companies Act 1985, including but not limited to OSI Corporation, a Delaware Corporation; and

"Termination Date:   2 June 2000.

2. The Executive's employment was terminated with effect from the Termination Date.

3. The Company will, within the later of 7 days of receipt of a signed copy of this Agreement and the return to the Company of the items referred to in clause 6 pay to the Executive a termination payment of 147,039.19 British pounds representing 10 months' salary, bonus and all other benefits to which the Executive is entitled under his contract of employment (less the sum of 530.15 British pounds owed by the Executive to the Company), less appropriate deductions for PAYE income tax and national insurance.

4.     The Executive shall be entitled to retain and continue to use his company
       car BMW 540i (registration No:   ) until 30 March 2001. The Executive
       shall return the car in good condition (fair wear and tear excepted) and keys to the Company at its above address by no later than 30 March 2001.

5. The Executive and his family shall remain in the Company's private medical insurance scheme until 30 March 2001.



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6.     The Executive shall within 7 days of the date of this Agreement return to the Company all property belonging to the Company and any Group Company Including without limitation all documents, data and Information (in whatever form and on whatever media stored). HSBC credit card, Diner's Club credit card, mobile phone, security pass, furniture and Virgin air miles vouchers. The Executive shall also sign and return the two letters confirming the resignation of his directorships with the Company and with Precision Lens Manufacturing and Technology Inc.

7. The Executive agrees to enter into the attached Confidentiality and Restrictive Undertakings.

8. Prior to the date of this Agreement, the Executive has been granted certain stock options by OSI Corporation under the OSI 1989 and 1997 Stock Option Plans (the "Stock Options"). By the terms of the Stock Options granted to the Executive, the Stock Options may be exercised within 3 months of the Termination Date. It Is agreed that the Executive shall have the right to exercise the following options granted to hire prior to the Termination Date, provided they are exercised by 1 September 2000 and provided that as at the Exercise Date for each such option the Executive is in full compliance with the terms and conditions of both this Compromise Agreement and the Confidentiality and Restrictive Agreement.

                                             EXERCISE            NUMBER
OPTION PLAN           GRANT DATE             PRICE               VESTED
1989                  4 April 1996           $5.03               18,000
1991                  28 Jan 1998            $26.375             12,000
1097                  5 Feb 1999             $20.25              4,999

9. The Executive agrees that the terms of this Agreement are offered in full and final settlement of ail and any claims, costs, damages and expenses or rights of action of any kind whatsoever that he has or may have against the Company or any Group Company or any employee or officer of the Company or any Group Company relating to his employment or its termination, including unfair dismissal, redundancy, breach of contract, unlawful deduction from wages and in respect of the Working Time Regulations.

10. The Executive agrees that he has received independent legal advice as to the nature, terms and effect of this Agreement and, in particular, its effects on his ability to pursue his rights before an Employment Tribunal. The independent adviser is [Neil Crosslet] of [D.L.A.] who has signed the endorsement at the end of this Agreement

11. The Executive shall not, whether directly or indirectly, make, publish or otherwise communicate any disparaging or derogatory statements whether orally or In writing,



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       concerning the company, any Group Company or any officer or employee of the Company or any Group Company.

12. The Company and the Executive both acknowledge that the conditions regulating Compromise Agreements contained in Section 203(3) of the Employment Rights Act 1996 have been satisfied.

13. These terms are governed by English law and the parties agree to submit to the exclusive jurisdiction of the English Courts in relation to them.

SIGNED by: /s/ JOHN LILLEY
          -----------------------------------
          John Lilley

SIGNED by: /s/ SIEGFRIED GOLDING
          -----------------------------------
          for and on behalf of Ocular Sciences UK Limited

                             Solicitor's Endorsement

I, [Neil Crossley] of [DLA, 3 Noble Street, London, EC2V7EE] confirm that I am a qualified solicitor holding a current practising certificate and that I have given independent legal advice to John Lilley of Heath House, as above, as to the terms and effect of the above Agreement and, in particular, its effects on his ability to pursue his rights before an employment tribunal. I confirm that there is and was in force at the time I gave this advice cover under my firm's indemnity insurance arrangements against the risk of a claim by Mr. Lilley in respect of any loss arising in consequence of that advice.

Signed: /s/ NEIL CROSSLEY                         Date: 2nd June 2000
       ---------------------------------
       by [Neil Crossley]

                           INITIAL DEED OF UNDERTAKING

DATE: 2nd JUNE 2000

This Deed of Undertaking is entered into by John Lilley of Health House, Lynn Road, Hillington, King's Lynn, Norfolk ("the Executive").

INTRODUCTION

This Undertaking is given by the Executive in connection with the termination of his employment with the Company and pursuant to the Compromise Agreement of even date entered into between the parties.

1.     DEFINITIONS

       In this Undertaking, the following phrases shall, unless the context requires otherwise, have the following meanings:

1.1 "Businesses": all and any trades or other commercial activities of the Company or any Group Company: with which the Executive shall have been concerned or involved to any material extent at any time during his employment by the Company; or which the Company or any Group Company shall at the Termination Date have determined to carry on with a view to profit in the immediate or foreseeable future and in relation to which the Executive shall at the Termination Date possess any Confidential Business Information.

1.2    "The Company": has the meaning ascribed to it in the Compromise
       Agreement.

1.3 "Confidential Business Information": all and any Corporate Information, Marketing Information, Technical Information and other information (whether or not recorded in documentary form or on computer disk or tape) to which the Company or any Group Company attaches an equivalent level of confidentiality or in respect of which it owes an obligation of confidentiality to any third party: which the Executive has acquired at any time during his employment by the Company; and which is not readily ascertainable to persons not connected with the Company or any Group Company either at all or without a significant expenditure of labour, skill or money but excluding any such information which has entered the public domain (other than by a breach of this Agreement by the Executive).

1.4 "Corporate Information": all and any information (whether or not recorded in documentary form or on computer disk or tape) relating to the business methods, corporate plans, management systems, manufacturing processes, finances, maturing new business opportunities or research and development projects of the Company or any Group Company.

1.5 "Customer": any person, firm or company who or which at the Termination Date is negotiating with the Company or any Group Company for the supply of any Restricted Products or to whom or which the Company or any Group Company shall at any time during the period of one year prior to the Termination Date have supplied any Restricted Products and with whom the Executive dealt or about whom he acquired Confidential Business Information during his employment.



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1.6     "Employee": any person who is at the Termination Date, employed or engaged by the Company or any Group Company in a senior management, senior technical or senior sales position.

1.7     "Group Company": has the meaning ascribed to it in the Compromise
        Agreement.

1.8 "Marketing Information": all and any information (whether or not recorded in documentary form or on computer disk or tape) relating to the marketing or sales of any past, present or future product or service of the Company or any Group Company including without limitation sales targets and statistics, market share and pricing statistics, marketing surveys and plans, market research reports, sales techniques, price lists, discount structures, advertising and promotional material, the names, addresses, telephone numbers, contact names and identities of customers and potential customers of and suppliers and potential suppliers to the Company or any Group Company, the nature of their business operations, their requirements for any product or service sold or purchased by the Company or any Group Company and all confidential aspects of their business relationship with the Company or any Group Company.

1.9 "Material Interest": the holding of any position as Director, officer, employee, consultant, partner, principal or agent; or the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than 3 per cent of the issued ordinary shares of any company whose shares are listed on any Recognised Investment Exchange (as defined in Section 207 of the Financial Services Act 1986); or the direct or indirect provision of any financial assistance.

1.10    "Restricted Area": means the World.

1.11    "Restricted Products": contact lenses of any and all descriptions.

1.12 "Technical Information": all and any trade secrets, secret formulae, processes, inventions, designs, know-how discoveries, technical specifications and other technical information (whether or not recorded in documentary form or on computer disk or tape) relating to the creation, development, production, manufacture or supply of any Restricted Products.

1.13 "Termination Date": has the meaning ascribed to it in the Compromise Agreement.

2.      ACKNOWLEDGEMENT BY THE EXECUTIVE

2.1     The Executive acknowledges:

        2.1.1 that the Company and each Group Company possesses a valuable body of Confidential Business Information;

        2.1.2 that the Company has given him access to Confidential Business Information to enable him to carry out the duties of his appointment;

        2.1.3 that the disclosure of any Confidential Business Information to any customer or actual or potential competitor of the Company or any Group Company would place such company at a serious competitive disadvantage and would cause immeasurable (financial and other) damage to the Businesses;

        2.1.4 that if, on leaving the employment of the Company, he was to hold any Material


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                Interest in a Customer of any actual or potential competitor of the Company or any Group Company, it would place such company at a serious competitive disadvantage and would cause immeasurable (financial and other) damage to the Businesses.

2.2 In order to protect the Confidential Business Information and in consideration of the sum of L.1 (receipt of which the Executive acknowledges), the Executive undertakes in the terms set out in clause 3.

3.      THE EXECUTIVE'S UNDERTAKING

3.1 The Executive shall not directly or indirectly for the period of 12 months after the Termination Date:

        3.1.1 hold any Material Interest in any person, firm or company which requires him to disclose or make use of any Confidential Business Information in order properly to discharge his duties to or to further his interest in such person, firm or company;

        3.1.2 seek in any capacity whatsoever any business or custom for any Restricted Products from any Customer;

        3.1.3 accept in any capacity whatsoever orders for any Restricted Products from any Customer;

        3.1.4 solicit or entice away or seek to entice away from the Company or any Group Company or offer employment or engagement to any Employee;

3.2     The Executive shall not at any time after the Termination Date:

        3.2.1 induce or seek to induce by any means involving the disclosure or use of Confidential Business Information any Customer to cease dealing with the Company or any Group Company or to restrict or vary the terms upon which it deals with the Company or any Group Company;

        3.2.2 represent himself or permit himself to be held out by any person, firm, or company as being in any way connected with or interested in the Company or any Group Company;

        3.2.3 disclose to any person, firm or company or make use of any Confidential Business Information.


4.      GENERAL

4.1 Each provision of this Agreement is independent and severable from the remaining provisions and enforceable accordingly. If any provision of this Agreement shall be unenforceable for any reason but would be enforceable if part of the wording thereof were deleted, it shall apply with such deletions as may be necessary to make it enforceable.

4.2 The Executive has given the undertakings contained in the clause 3 to the Company as



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        trustee for itself and for each Group Company and will at the request and cost of the Company enter into direct undertakings with any Group Company which correspond to the undertakings in clause 3, or which are less onerous only to the extent necessary (in the opinion of the company or its legal advisors) to ensure that such undertakings are valid and enforceable.

4.3 The rights and obligations of the Company shall be transferable to its successors and assigns.

In witness of which this Deed of Undertaking has been executed by the Executive on the above date

Signed by the Executive: )      /s/ JOHN LILLEY

in the presence of:      )      /s/ NEIL CROSSLEY
                                ------------------------------
                         )

/s/ SIEGFRIED GOLDING
------------------------
SRM GOLDING
MIDDLEWOOD
HILLBROW
LISS GU337PT

                          FURTHER DEED OF UNDERTAKING

DATE: 2nd June 2000

This Deed of Undertaking is entered into by John Lilley of Heath House, Lynn Road, Hillington, Kings Lynn, Norfolk ("the Executive").

INTRODUCTION

This Undertaking is given by the Executive in connection with the termination of his employment with the Company and is to be read in conjunction with the Initial Deed of Undertaking of even date.

1.      In this Undertaking:

        (a)     "the Additional Period"         means the period of 12 months
                                                commencing on 2 June 2001 and
                                                expiring on 1 June 2002;

        (b)     "The Additional Stock           means the following share
                Options"                        options which became exercisable
                                                on 1 June 2000 and which shall
                                                be exercisable by the Executive
                                                (subject to the rules of the
                                                scheme) by 1 September 2000:

                                                   Exercise   Number
                Option Plan        Grant Date      Price      Vested
                1989               4 April 1996    $5.03      16,000


        subject to the above, capitalised terms used in this Undertaking bear the same meaning as those terms used in the Initial Deed of Undertaking.

2. In consideration of the sum of (pound)1 (receipt of which the Executive acknowledges) and in further consideration of the agreement by the Company to postpone the Termination Date until 2 June 2000 so as to enable him to exercise the Additional Stock Options, the Executive undertakes to the Company in the terms set out in clause 3 of the Initial Deed of Undertaking for the Additional Period and subject to the terms of that deed so that the Initial Deed of Undertaking shall continue in force until the end of the Additional Period.

In witness of which this Deed of Undertaking has been executed by the Executive on the above date.

Signed by the Executive:      )

in the presence of:           )    /s/ JOHN LILLEY
                                   ------------------------
                              )


/s/ SIEGFRIED GOLDING
---------------------------
SRM GOLDING
MIDDLEWOOD
HILLBROW
LISS GU357PT